Exhibit 99

RENTECH, INC.

For Immediate Release
December 11, 2003


    Rentech Signs Technical Services Agreement With Clean Coal Power
     Resources, Inc. for Coal-to-Liquids Plant in Southern Illinois

Denver, Dec. 11-Rentech, Inc. (AMEX-RTK) today announced the execution of a Technical Services Agreement with Clean Coal Power Resources Inc. (CCPRI) of Louisville, Kentucky in support of a project to produce up to 190,000 barrels per day of Fischer-Tropsch liquids from coal in Southern Illinois. The Agreement sets forth the terms and conditions under which Rentech will provide technical services to CCPRI as directed by them, as Owner, or as directed by the Owner's designated engineering firm.

CCPRI, the project developer and owner, intends to implement Rentech's technology to produce ultra low sulfur and aromatic-free fuels from synthesis gas, a mixture of hydrogen and carbon monoxide, made from Southern Illinois coal at its (CCPRI's) proposed $2.5 billion Phase 1 coal-to-electricity and fuels project to be located in Vandalia, Illinois.

Phase 1 of this project will entail: the development of a world-class coal mine; the construction of a coal gasification plant to produce clean synthesis gas from the coal to be used to generate power; and, the production of approximately 40,000 barrels per day of naphtha and clean diesel fuel using the Rentech GTL Process technology. Phase 1 of this project is tentatively scheduled to be in commercial production before the end of 2007.

Commenting on the project Dennis L. Yakobson, President and CEO of Rentech, stated, "The Clean Coal Power Resources' project provides Rentech with an outstanding opportunity to deploy its GTL technology in the United States. Up to this point most GTL projects have been proposed outside the US due to the need for project developers to acquire cheap natural gas as their feedstock. The Rentech process, however, is well-suited for converting synthesis gas made from coal. CCPRI's Vandalia, Illinois project should demonstrate that new clean coal gasification technologies combined with gas-to-liquids processes can efficiently produce cleaner energy while reducing plant emissions than can conventional processes of coal fired energy production."

Rentech, Inc., incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process (GTL) for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.


     Statements made in this report and the information incorporated by reference into this report that are not historical factual statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward
-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities
Litigation Reform Act of 1995. This section is included for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Rentech and its officers and can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "anticipate," "should" and other comparable terms or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. Factors that could affect Rentech's results include the availability of financing for the project, the decision of others as to proceeding with the project, the timing of various phases of the project, and the entry into definitive agreements with others related to the project. Any forward-looking statements, whether made in this report or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this report and the various disclosures made by us about our businesses in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com, or see the Company's web site at: www.rentechinc.com